Exhibit 3.18

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF “WFM NEVADA, INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 2003, AT 8:17 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. Harriet Smith Windsor Harriet Smith Windsor, Secretary of State 3638485 8100 AUTHENTICATION: 2368556 030248704 DATE: 04-16-03

State of Delaware Secretary of State Division of Corporations Delivered 08:38 PM 04/15/2003 F1LED 08:17 PM 04/15/2003 SRV 030248704 - 3638485 FILE CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE ***** WFM Nevada, Inc., a corporation organized and existing under end by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY: That the registered office of the corporation in the State of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed. That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation. IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 15th day of April , 2003. [ILLEGIBLE] ASSISTANT SECRETARY (Title) *Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate. [ILLEGIBLE]